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                                                                    Exhibit 7(a)

                              AGREEMENT OF JOINT FILING



     The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended, the Amendment No. 3 to Schedule 13D dated August 6, 1998 containing the information required by Schedule 13D for the shares of Common Stock of Triangle Pharmaceuticals, Inc. held by the undersigned individuals and which Amendment No. 3 to Schedule 13D amends the original Schedule 13D filed by the undersigned on November 12, 1996, as amended by Amendment No. 1 thereto filed on December 30, 1998 and as amended by Amendment No. 2 thereto filed on November 10, 1997.




August 6, 1998


                                         /s/ Standish Fleming
                                        --------------------------------------
                                        STANDISH M. FLEMING


                                         /s/ Ivor Royston
                                        --------------------------------------
                                        IVOR ROYSTON







                    [Signature Page of Agreement of Joint Filing]


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